UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2009

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2009, the Board of Directors of Capstone Turbine Corporation (the “Company”) adopted, subject to the approval of the stockholders of the Company, an amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan (the “Incentive Plan Amendment”). On August 27, 2009, the stockholders of the Company approved the Incentive Plan Amendment at the 2009 annual meeting of stockholders (the “Annual Meeting”). The Incentive Plan Amendment eliminates the 20,000 share limit on Common Stock that may be received by a director in lieu of cash compensation. This description of the Incentive Plan Amendment is qualified in its entirety by reference to the summary of the principal terms and conditions of the Incentive Plan Amendment included in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on July 17, 2009 and the copy of the Incentive Plan Amendment attached as Appendix A thereto.

Item 8.01                Other Events

At the Annual Meeting, the stockholders of the Company also re-elected all nine members of the Company’s Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified.  The stockholders also ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10
Amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on July 17, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: August 27, 2009	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10
Amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on July 17, 2009).